Exhibit 15.1

December 15, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated May 4, 2004, except for Note 11 as to which the date is September 30, 2004, on our review of interim financial information of Sonoco Products Company for the three month periods ended March 28, 2004 and March 30, 2003 and included in Sonoco Products Company's Current Report on Form 8-K filed on October 15, 2004 is incorporated by reference in this amendment No. 1 to the Registration Statement on Form S-4.


Yours very truly,


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP